EXHIBIT 5.1

        Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
Telephone: 612-492-7000
Fax: 612-492-7077

March 24, 2004

August Technology Corporation
4900 West 78th Street
Bloomington, MN 55435

        Re: EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

        We are acting as corporate counsel to August Technology Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 319,375 shares of the Company's Common Stock (the "Shares") which may be offered for sale by the persons who are or may become shareholders upon exercise of warrants (the "Warrants"). Such persons are referred to herein as the "Selling Shareholders." The Shares represent 310,000 outstanding shares and 9,375 shares issuable upon exercise of the Warrants.

        In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

  1.
  The Company's Amended and Restated Articles of Incorporation, as amended ("Articles").

  2.
  The Company's Amended and Restated Bylaws.

  3.
  Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance of the Shares by the Company.

  4.
  The Warrants.

  5.
  The Registration Statement.

        Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

  1.
  The Company's Articles validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

  2.
  The currently outstanding Shares to be sold by the Selling Shareholders are validly issued and outstanding, fully paid and nonassessable.

  3.
  The shares to be sold by the Selling Shareholders that are issuable upon exercise of Warrants will be validly issued and outstanding, fully paid and nonassessable upon exercise of the Warrants in accordance with the terms and conditions of the Warrants.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                      Very truly yours,

                      FREDRIKSON & BYRON, P.A.

                      By /s/ Robert K. Ranum